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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT:   JANUARY 13, 2003

DATE OF EARLIEST EVENT REPORTED:    JANUARY 13, 2003

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)


       DELAWARE                      1-12929                    36-4135495
    (State or other          (Commission File Number)        (I.R.S. Employer
    jurisdiction of                                           Identification
   incorporation or                                               Number)
     organization)

                          1100 COMMSCOPE PLACE, SE
                                P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602

                  (Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:         (828) 324-2200

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Item 9.   Regulation FD Disclosure.
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     On January 13, 2003, the registrant issued a press release relating to the establishment of a new credit facility.

The full text of the press release is set forth below:

                 COMMSCOPE ESTABLISHES NEW CREDIT FACILITY

HICKORY, NC -- (JANUARY 13, 2003) CommScope, Inc. (NYSE: CTV) today announced that it entered into a new $100 million senior secured revolving credit facility, which closed Friday, January 10, 2003. The facility, which was not drawn at closing, was established for future liquidity, working capital needs and other general corporate purposes. CommScope previously announced that it planned to enter a new credit facility to replace a terminated one that was scheduled to expire in December 2002. The Company had approximately $132 million of cash and cash equivalents on its balance sheet as of September 30, 2002.

The revolving credit arrangement is secured by essentially all assets of CommScope. Over its 3 1/2 year expected term, the facility can have a maximum availability of up to $100 million. The Company will have initial availability of approximately $67 million, none of which was drawn at closing.

Wachovia served as the agent and arranger for this transaction. Robinson, Bradshaw & Hinson served as the Company's legal advisors.

CommScope also announced today that it has repaid a $10.4 million eurodollar loan and acquired its previously-leased Hickory, N.C. corporate office building for $12.8 million. Both transactions were closed in December 2002 and were funded from available cash balances.

CommScope is the world's largest manufacturer of broadband coaxial cable for Hybrid Fiber Coax (HFC) applications and a leading supplier of high-performance fiber optic and twisted pair cables for LAN, wireless and other communications applications.

This press release includes forward-looking statements that are based on information currently available to management, management's beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, the company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Visit the CommScope Website at: www.commscope.com
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CONTACTS:

PHIL ARMSTRONG            BETSY LAMBERT, APR
INVESTOR RELATIONS        MEDIA RELATIONS
(828) 323-4848            (828) 323-4873

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

     Dated: January 13, 2003

                                  COMMSCOPE, INC.


                                  By: /s/ Frank B. Wyatt, II
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                                        Frank B. Wyatt, II
                                        Senior Vice President, General Counsel
                                        and Secretary